Exhibit 99.3

Equity Bancshares, Inc.

PRESS RELEASE

1/26/2017

Equity Bancshares, Inc. Announces a New President of Equity Bank

WICHITA, Kansas, January 26, 2017 – Equity Bancshares, Inc. (NASDAQ:EQBK), (“Equity,” or the “Company”), the Wichita-based holding company of Equity Bank, has announced the addition of a President to oversee the operating function, lending and strategy of Equity Bank throughout its 34 branches.

Wendell Bontrager will join Equity on February 20, 2017. Bontrager most recently served as Region President for Old National Bank in Fort Wayne, Indiana. Bontrager will report to Equity’s Chairman and CEO, Brad Elliott, who attributes the addition of a bank president to the Company’s continued growth.

“Wendell is a great fit strategically for Equity Bank, but is also a key fit within our Company’s culture and future plans. We expect that Wendell will be a tremendous resource as we continue to grow from a $2 billion bank,” said Elliott. “We’re at the point in our organization that merits the addition of a strong leader to help us continue our path of organic growth, and managing the newly merged companies into our organic growth platform. Wendell has worked for financial institutions large and small, helping banks define competitive strategies, develop customers, and navigate business combinations. He’ll be a great fit for Equity Bank.”

Mr. Elliott will continue to serve as the Chairman of the  Board of Directors and CEO of both Equity Bank and the Company.

Mr. Bontrager served as Executive Vice President for Tower Bank & Trust Company (“Tower”), headquartered in Fort Wayne, Indiana.  He was employed from March 1999 through Tower’s merger into Old National Bancorp on April 25, 2014. Bontrager served as Chief Lending Officer beginning in 2008, and chair of the Board’s Loan & Investment Committee. He oversaw Tower’s transition from Tower Bank to Old National Bank in 2014, and led Old National’s northeast sales efforts following the combination.

Bontrager began his banking career in Fort Wayne in 1992 and is an alumnus of Goshen College (Goshen, Ind.). He has been active in the northeast Indiana and Fort Wayne communities throughout his career, including board memberships with the Northeast Indiana Regional Partnerships and Dupont Hospital and is a Future 40 Award Recipient of 2006, awarded by the Fort Wayne Business Journal.

About Equity Bancshares, Inc. and Equity Bank

Equity Bancshares, Inc. is the holding company for Equity Bank, which offers a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. As of December 31, 2016, Equity had $2.19 billion in consolidated total assets, with 34 locations throughout Arkansas, Kansas and Missouri.

Founded in November 2002 in Andover, Kansas by current Equity Chairman and CEO Brad Elliott, the Company expanded into Wichita in 2005, Kansas City in 2007, Western Kansas in 2008, Topeka in 2011, Western Missouri in 2012, Southeastern Kansas in 2015, and North Central Arkansas in 2016. Equity also announced a definitive merger agreement with Prairie State Bancshares, Inc., of Hoxie, Kansas, with expected completion date in 2017.

Equity’s principal objective is to increase stockholder value and generate consistent growth by expanding its commercial banking franchise organically and by acquisition, serving as a home for seasoned bankers, businesspersons, and customers with an entrepreneurial spirit. Equity seeks to provide an enhanced banking experience for customers by providing a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Learn more at www.equitybank.com.

Exhibit 99.3

Equity Bancshares, Inc.

PRESS RELEASE

1/26/2017

Special Note Concerning Forward-Looking Statements

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of Equity’s management, as well as assumptions made beyond information currently available to Equity’s management, and may be, but not necessarily are, identified by such words as “will,” "expect,” "plan,” "anticipate,” "target,” "forecast" and "goal.” Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive. Except as otherwise stated in this news announcement, Equity does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to "Cautionary Note Regarding Forward-looking Statements" and "Risk Factors" in our most recent Form 10-K Annual Report to Stockholders, or other SEC filings, available at investor.equitybank.com. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. Equity Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Contact:

John Hanley

SVP / Director of Investor Relations

913-583-8004
jhanley@equitybank.com

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